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                                                                      Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of United Rentals, Inc. (Form S-3 No.'s 333-41419-99, 333-70151, 333-70255 and 333-
64463), the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-70345) pertaining to the 1997 Stock Option Plan, 1998 Stock Option Plan, and 1998 Supplemental Stock Option Plan, and the Registration Statement of United Rentals, Inc. (Form S-8 No. 333-74091) pertaining to the options outstanding in connection with the 1997 Performance Award Plan of U.S. Rentals assumed pursuant to the merger with U.S. Rentals, of our report dated February 17, 1999, except for Note 17, as to which the date is February 26, 1999 with respect to the consolidated financial statements of United Rentals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

We also consent to the incorporation by reference in the Registration Statement of United Rentals (North America), Inc. (Form S-4 No. 333-74275) of our report dated February 17, 1999 with respect to the consolidated financial statements of United Rentals (North America), Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                        /s/ Ernst & Young LLP



MetroPark, New Jersey
March 25, 1999